MEMO TO CSAM EMPLOYEES - CREDIT SUISSE FUNDS PROXY - 3/28/2003

The shareholders of the following classes and portfolios of all Credit Suisse Funds and Credit Suisse Institutional Funds are being asked to vote on a variety of proposals at the Special Meetings of Shareholders currently scheduled for two upcoming dates: April 11, 2003 and May 22, 2003.

- Common Class
- Load Classes: Class A, Class B, Class C
- Advisor Class
- Credit Suisse Trust Portfolios

You may have already received proxy materials at your place of residence, or at the office. You may receive multiple packages based on the Funds you own, or based on the type of account you have. If you are a CSAM employee owning any of the Credit Suisse Funds or Credit Suisse Institutional Funds in your 401k plan, as part of a brokerage account, or directly, you are also being requested to vote your shares. If you have not yet voted, please be aware that you can access the site via Internet using the web address indicated on your proxy card.

Be sure to have your proxy card handy if voting via this method. You will need to enter the control number indicated on your proxy card when visiting this site. Follow the easy voting instructions, and enter your e-mail address if you would like confirmation of your vote via this method.

All shareholders/participants also have the option of voting via touch-tone phone, by calling the toll-free number indicated on the proxy card. You will also need your proxy card and control number if you choose to vote via this method.

Information on the current proxy campaign and PDF copies of available proxy documents is now available on the CSAM Americas Intranet site. You can visit the site at the following URL, or by clicking the PROXY VOTING link within the 466 LEXINGTON LINKS menu on the CSAM Americas Intranet home page.

If you have additional questions on the 2003 proxy campaign, please use the following individual or group contact information:

CONTACT                                  PHONE          E-MAIL

James McCathern (Manager-Proxy Services) 212-878-9588   james.mccathern@csam.com
CSAM Mutual Fund Operations Group        800-927-2874   mutual.funds@csam.com


Arleen Baez
James McCathern

[logo] Credit Suisse Asset Management

                              CREDIT SUISSE FUNDS

                              2003 PROXY CAMPAIGN

[SIDEBAR]
Proxy Statement
Credit Suisse Funds
Credit Suisse Institutional Funds
(other than those below)
Meeting date: April 11, 2003

Cross-Reference Chart

Proxy Statement
International Fund
European Equity Fund
Meeting Date: April 11, 2003

Cross-Reference Chart

Proxy Statement
Strategic Value Fund
Meeting Date: April 11, 2003

Cross-Reference Chart


The shareholders of the following classes and portfolios of all Credit Suisse Funds and Credit Suisse Institutional Fund are being asked to vote on a variety of proposals at the Special Shareholder Meetings on the dates set forth on the left side of this page.

- Common Class
- Load Classes: Class A, Class B, Class C
- Advisor Class
- Credit Suisse Trust Portfolios

Please view or download the proxy solicitation materials on the left side of this page for futher information on the 2003 proxy campaign. These PDF links include the proxy statements, and charts to help you understand what proposals apply to which funds. You should base your decision about how to vote on the proxy statement.

If you are a CSAM/CSFB employee owning any of the Credit Suisse Funds or Credit Suisse Institutional Funds in your 401K plan, your are also being requested to vote your shares. Please CLICK HERE to visit the voting site, or access the site via any PC at:
http://www.proxyvote.com.

BE SURE TO HAVE YOUR PROXY CARD HANDY IF VOTING VIA THIS METHOD. YOU WILL NEED TO ENTER THE CONTROL NUMBER INDICATED ON YOUR PROXY CARD WHEN VISITING THIS SITE. Follow the easy voting instructions, and enter your e-mail address if you would like confirmation of your vote via this method.

All shareholder/participants also have the option of voting via touch-tone phone, by calling 800-454-8683 or the toll-free number indicated on your proxy card. YOU WILL ALSO NEED YOUR PROXY CARD AND CONTROL METHOD IF YOU CHOOSE TO VOTE VIA THIS METHOD.

If you have additional questions on the 2003 proxy campaign, please use the following individual or group contact information:

CONTACT                                   PHONE         EMAIL
James McCathern (Manager-Proxy Services)  212-878-9588  james.mccathern@csam.com
CSAM Mutual Fund Operations Group         800-927-2874  mutualfunds@csam.com